UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  January 6, 2010

COMCAM, INC.

(Exact Name of Registrant As Specified In Charter)

DELAWARE	1-15165	98-0208402
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

P.O. Box 1030

Sturgis, SD 57785

(Address of Principal Executive Offices)

(888) 883-2857

 (Issuer Telephone Number)

1140 McDermott Drive

Westchester, PA 19380

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 6, 2010 (the “Closing Date”), John Dent (“Dent”) acquired the majority of the issued and outstanding common stock of ComCam, Inc., a Delaware corporation (the “Company”), in accordance with a stock purchase agreement (the “Stock Purchase Agreement”) by and among Dent, Don Gilbreath (the “Principal”) and the Company. On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Dent purchased from the Company 50,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Acquired Shares”) for a total purchase price of Two Hundred Thousand dollars ($200,000). The Acquired Shares represents approximately 55.56% of the Company’s issued and outstanding common stock upon closing of the Stock Purchase Agreement.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Stock Purchase Agreement, on January 6, 2010, we issued 50,000,000 shares of our common stock to Dent in exchange for $200,000.

Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933. These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT.

On the Closing, pursuant to the terms of the Stock Purchase Agreement, Dent purchased a total of 50,000,000 shares of the Company’s common stock. The total of 50,000,000 shares sold to Dent represents 55.56% of the issued and outstanding common stock of the Company after the issuance. As part of the issuance, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

•

As of the Closing Date, Dent was appointed as the Company's President, Chief Executive Officer, and Director.

•

Don Gilbreath then resigned as the Company's President and Chief Executive Officer on the Closing Date

•

Don Gilbreath also resigned as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer as of the 11th day following the filing of a Form 14f-1 with the Securities & Exchange Commission (“SEC”).

•

Robert Betty resigned as a member of the Company’s Board of Directors as of the 11th day following the filing of a Form 14f-1 with the SEC.

•

Albert White resigned as a member of the Company’s Board of Directors as of the 11th day following the filing of a Form 14f-1 with the SEC .

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Don Gilbreath resigned as the Company's President and Chief Executive Officer on the Closing Date. Don Gilbreath also resigned as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer to be effective on the 11th day following the filing of a Form 14f-1 with the SEC. At the time of resignation, Mr. Gilbreath was not a member of any committee of the board of directors. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Robert Betty resigned as a member of the Company's Board of Directors effective as of the 11th day following the filing of a Form 14f-1 with the SEC. At the time of resignation, Mr. Betty was not a member of any committee on the board of directors. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Albert White resigned as a member of the Company's Board of Directors effective as of the 11th day following the filing of a Form 14f-1 with the SEC. At the time of resignation, Mr. White was not a member of any committee on the board of directors. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On the Closing Date, Mr. John Dent was appointed as the Company's President, Chief Executive Officer and a member of the Board of Directors. As of the date of this filing, Mr. Dent has not been appointed to any committee of the board of directors.

Mr. John Dent, Chief Executive Officer, President and Director

John Dent, age 58, was previously Chief Executive Officer of The Truecare Group, a business which specialized in group homes for individuals with learning disabilities. Mr Dent founded The Truecare Group in 1984 and ran the company until selling it in 2004. Prior to his involvement in The Truecare Group, Mr. Dent was a property developer in the United Kingdom.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. John Dent is a party in connection with this appointment as a director and an officer of this Company.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement by and among Comcam, Inc., John Dent and Don Gilbreath.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAM, INC

By:	/s/ JOHN DENT
JOHN DENT Chief Executive Officer & President

Date:  January 12, 2010

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